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                                                                    EXHIBIT 11.3


                MIDLAND FINANCIAL GROUP, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)

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                                                          For the Three Months
                                                            Ended March 31,
                                                            1995         1996
                                                         -----------------------
Primary:

Average Shares outstanding                                     5,347       5,547

Net effect of dilutive stock options and warrants -
 based on the treasury stock method using average
 market price                                                     97          20
                                                          ------------   -------

Common and common equivalent shares                            5,444       5,567
                                                          ============   =======

Net income                                                    $2,609      $  528
                                                          ============   =======

Fully diluted:

Average shares outstanding                                     5,347       5,547

Net effect of dilutive stock options and warrants -
 based on the treasury stock method using average
 market price                                                    115          20
                                                          ------------   -------

Common and common equivalents                                  5,462       5,567
                                                          ============   =======

Net income                                                    $2,609        $528
                                                          ============   =======

Earnings per share:

Primary earnings per share                                     $0.48       $0.10
Fully diluted earnings per share                               $0.48       $0.10

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